Exhibit 10.04
SYMANTEC CORPORATION
2013 EQUITY INCENTIVE PLAN
RSU AWARD AGREEMENT
RECITALS
A.    The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Symantec Corporation (the “Company”) and its Subsidiaries and Affiliates.
B.    The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this RSU Award Agreement, including the additional terms for Participants located outside of the United States in Appendix A and the country-specific terms in Appendix B (jointly, the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of the Company’s Common Stock in the form of Restricted Stock Units (each, a “RSU”).
C.    All capitalized terms in this Agreement shall have the meaning assigned to them herein. All undefined terms shall have the meaning assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Restricted Stock Units. The Company hereby awards to the Participant RSUs under the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock on the vesting date of that RSU (each, a “Share”), subject to the provisions of this Agreement. The number of Shares subject to this Award, the applicable vesting schedule for the RSUs and the Shares, the dates on which those vested Shares shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement.

2.Grant Acceptance; Acknowledgement. The Company and the Participant agree that the RSUs are granted under and governed by the Grant Notice, this Agreement and the provisions of the Plan. The Participant: (i) acknowledges receipt of a copy of the Plan prospectus, (ii) represents that the Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein, in the Plan and in the Grant Notice. If the Participant does not wish to receive the RSUs and/or does not consent and agree to the terms and conditions on which the RSUs are offered, as set forth in this Agreement (including the appendices hereto) and the Plan, then the Participant must reject this Award via the website of the Company’s designated broker, no later than 30 days following the Award Date set forth in the Grant Notice. If the Participant rejects this Award, this Award will immediately be forfeited and cancelled. The Participant’s failure to reject this Award within this 30 day period will constitute the Participant’s acceptance of this Award and all terms and conditions of this Award, as set forth in this Agreement (including any appendices hereto) and the Plan.

AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Grant Notice
Vesting Schedule:
The Shares shall vest pursuant to the schedule set forth in the Grant Notice. Notwithstanding the foregoing, if any such dates falls on a weekend or U.S. trading holiday, the Fair Market Value of the Shares underlying the RSUs will be the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on the last trading day prior to the vesting date.
 The RSUs allocated to each applicable vesting date shall vest on that date only if the employment of the Participant has not Terminated as of such date, and no additional RSUs shall vest following the Participant’s Termination.
The Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that the Participant’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards.

Issuance Schedule
The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issuable as set forth in Section 7. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 8 pursuant to which the applicable withholding taxes are to be collected.

3.Limited Transferability. This Award, and any interest therein, shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant, otherwise than by will or by the laws of descent and distribution unless otherwise determined by the Committee or its delegate(s) in accordance with the terms of the Plan on a case-by-case basis.
4.Cessation of Service. Should the Participant’s service as an Eligible Individual to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the RSUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled RSUs and the Participant’s right to receive Shares pursuant to the RSUs and vest in such RSUs under the Plan will terminate effective as of the date of the Participant’s Termination; in no event will the Participant’s service be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law). For purposes of this Award, a transfer of employment between the Company and any Subsidiary and/or Affiliate shall not constitute a Termination. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
5.Corporate Transaction.
a.In the event of a transaction set forth in Section 19.1 of the Plan, any or all outstanding RSUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar

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consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the RSUs).
b.In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 5(a) above) pursuant to a transaction set forth in Section 19.1 of the Plan, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.
c.Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these RSUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.
d.This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.Adjustment in Shares. Should any change be made to the Company’s Common Stock by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities and any Dividend Equivalent Rights (as defined below) issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
7.Issuance of Shares of the Company’s Common Stock.
a.As soon as practicable following the applicable vesting date of any portion of the RSU (including the date (if any) on which vesting of any portion of this RSU accelerates), the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 8 pursuant to which the applicable Tax-Related Items (as defined below) are to be collected. In no event shall the date of settlement (meaning the date that Shares are issued) be later than two and one half (2½) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs. Notwithstanding the foregoing, RSUs granted to non-employee directors pursuant to Section 6 of the Plan shall be settled within 30 days after vesting.
b.If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units subject to the RSUs that are subject to Section 409A of the Code that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled on the earliest of (i) the seventh month following the Participant’s separation from service or (ii) the date of Participant’s death following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.
c.In no event shall fractional Shares be issued.
d.Except as set forth in clause (e) below, the holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the RSUs until the Participant

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becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax-Related Items (as defined below).
e.As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of RSUs (with such total number adjusted pursuant to Section 6 of this Agreement and Section 2.2 of the Plan) subject to this Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 7(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 7(e) with respect to any RSUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 4.
8.Tax-Related Items. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the vesting or settlement of the RSUs, accrual or payment of Dividend Equivalent Rights, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant acknowledges that if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the settlement of the Participant’s RSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and the Participant hereby authorizes such sales by this authorization), (c) the Participant’s payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable

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rates in the Participant’s jurisdiction. If Tax-Related Items are withheld in excess of the Participant’s actual tax liability, the Participant may seek a refund of any over-withheld amount in cash from the local tax authority and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s purchase of Shares that cannot be satisfied by the means previously described. Finally, the Participant acknowledges that the Company has no obligation to deliver Shares to the Participant until the Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section.
Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (a) above.

9.Compliance with Laws and Regulations.
a.The issuance of Shares pursuant to the RSU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Company’s Common Stock may be listed for trading at the time of such issuance.
b.The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Company’s Common Stock as to which such approval shall not have been obtained.
10.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.
11.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address on file with the Company. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
12.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the RSU.

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13.Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
14.Excess Shares. If the Shares covered by this Agreement exceed, as of the date the RSU is granted, the number of Shares which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.
15.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company or the Employer (or any Parent or other Subsidiary employing or retaining the Participant) for any period of specific duration, or be interpreted as forming or amending an employment or service contract with the Company or the Employer (or any Parent or other Subsidiary employing or retaining the Participant), or interfere with or otherwise restrict in any way the rights of the Company or the Employer or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company or the Employer at any time for any reason, with or without cause.
16.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.Appendices. Notwithstanding any provisions in this Agreement, this Award shall be subject to the terms and conditions set forth in Appendix A and Appendix B to this Agreement. Moreover, if the Participant relocates between the countries included in Appendix B, the country-specific terms for the new country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Agreement.
19.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the

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extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of the Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to the Participant’s RSUs.

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IF THE PARTICIPANT DOES NOT AGREE WITH THE TERMS OF THIS AGREEMENT AND THE PLAN, THE PARTICIPANT MUST REJECT THE RSUS VIA THE E*TRADE WEBSITE NO LATER THAN 30 DAYS FOLLOWING THE AWARD DATE; NON-REJECTION OF THE RSUS WILL CONSTITUTE THE PARTICIPANT’S ACCEPTANCE OF THE RSUS ON THE TERMS ON WHICH THEY ARE OFFERED, AS SET FORTH IN THIS AGREEMENT (INCLUDING THE APPENDICES HERETO) AND THE PLAN.

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APPENDIX A
ADDITIONAL PROVISIONS FOR PARTICIPANTS LOCATED
OUTSIDE OF THE UNITED STATES

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

1.	Nature of the Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a.)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;

(b.)
the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded in the past;

(c.)	all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(d.)	the Participant’s participation in the Plan is voluntary;

(e.)	the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f.)
the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

(g.)
unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

(h.)	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i.)	if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease;

(j.)
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s Termination (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of this Award to which the Participant is otherwise not entitled, the Participant agrees not to institute any claim against the Company, or any Parent, Subsidiaries or Affiliates or the Employer;

(k.)
neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;

(l.)	the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan; and

(m.)	the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2.
Language. The Participant acknowledges and agrees that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to enable him or her to understand the terms and conditions of this Agreement. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

3.
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, the broker’s country or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company, as defined by the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a "need to know" basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities, where third parties include fellow employees. The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

4.
Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out of his or her participation in the Plan.

SYMANTEC CORPORATION
2013 EQUITY INCENTIVE PLAN
RSU AWARD AGREEMENT
RECITALS
A.    The Board has adopted the Plan for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Symantec Corporation (the “Company”) and its Subsidiaries and Affiliates.
B.    The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this RSU Award Agreement, including the additional terms for Participants located outside of the United States in Appendix A and the country-specific terms in Appendix B (jointly, the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of the Company’s Common Stock in the form of Restricted Stock Units (each, a “RSU”).
C.    All capitalized terms in this Agreement shall have the meaning assigned to them herein. All undefined terms shall have the meaning assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:

22.Grant of Restricted Stock Units. The Company hereby awards to the Participant RSUs under the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock on the vesting date of that RSU (each, a “Share”), subject to the provisions of this Agreement. The number of Shares subject to this Award, the applicable vesting schedule for the RSUs and the Shares, the dates on which those vested Shares shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement.

23.Grant Acceptance; Acknowledgement. The Company and the Participant agree that the RSUs are granted under and governed by the Grant Notice, this Agreement and the provisions of the Plan. The Participant: (i) acknowledges receipt of a copy of the Plan prospectus, (ii) represents that the Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein, in the Plan and in the Grant Notice. If the Participant does not wish to receive the RSUs and/or does not consent and agree to the terms and conditions on which the RSUs are offered, as set forth in this Agreement (including the appendices hereto) and the Plan, then the Participant must reject this Award via the website of the Company’s designated broker, no later than 30 days following the Award Date set forth in the Grant Notice. If the Participant rejects this Award, this Award will immediately be forfeited and cancelled. The Participant’s failure to reject this Award within this 30 day period will constitute the Participant’s acceptance of this Award and all terms and conditions of this Award, as set forth in this Agreement (including any appendices hereto) and the Plan.

AWARD SUMMARY

Award Date and Number of Shares Subject to Award:	As set forth in the Grant Notice
Vesting Schedule:
The Shares shall vest pursuant to the schedule set forth in the Grant Notice. Notwithstanding the foregoing, if any such dates falls on a weekend or U.S. trading holiday, the Fair Market Value of the Shares underlying the RSUs will be the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on the last trading day prior to the vesting date.
 The RSUs allocated to each applicable vesting date shall vest on that date only if the employment of the Participant has not Terminated as of such date, and no additional RSUs shall vest following the Participant’s Termination.
The Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that the Participant’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards.

Issuance Schedule
The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issuable as set forth in Section 7. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 8 pursuant to which the applicable withholding taxes are to be collected.

24.Limited Transferability. This Award, and any interest therein, shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant, otherwise than by will or by the laws of descent and distribution unless otherwise determined by the Committee or its delegate(s) in accordance with the terms of the Plan on a case-by-case basis.
25.Cessation of Service. Should the Participant’s service as an Eligible Individual to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the RSUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled RSUs and the Participant’s right to receive Shares pursuant to the RSUs and vest in such RSUs under the Plan will terminate effective as of the date of the Participant’s Termination; in no event will the Participant’s service be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law). For purposes of this Award, a transfer of employment between the Company and any Subsidiary and/or Affiliate shall not constitute a Termination. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
26.Corporate Transaction.
e.In the event of a transaction set forth in Section 19.1 of the Plan, any or all outstanding RSUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the RSUs).
f.In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 5(a) above) pursuant to a transaction set forth in Section 19.1 of the Plan, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.
g.Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these RSUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.
h.This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
27.Adjustment in Shares. Should any change be made to the Company’s Common Stock by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities and any Dividend Equivalent Rights (as defined below) issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
28.Issuance of Shares of the Company’s Common Stock.
f.As soon as practicable following the applicable vesting date of any portion of the RSU (including the date (if any) on which vesting of any portion of this RSU accelerates), the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 8 pursuant to which the applicable Tax-Related Items (as defined below) are to be collected. In no event shall the date of settlement (meaning the date that Shares are issued) be later than two and one half (2½) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs. Notwithstanding the foregoing, RSUs granted to non-employee directors pursuant to Section 6 of the Plan shall be settled within 30 days after vesting.
g.If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units subject to the RSUs that are subject to Section 409A of the Code that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled on the earliest of (i) the seventh month following the Participant’s separation from service or (ii) the date of Participant’s death following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.
h.In no event shall fractional Shares be issued.
i.Except as set forth in clause (e) below, the holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the RSUs until the Participant becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax-Related Items (as defined below).
j.As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of RSUs (with such total number adjusted pursuant to Section 6 of this Agreement and Section 2.2 of the Plan) subject to this Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 7(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 7(e) with respect to any RSUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 4.
29.Tax-Related Items. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the vesting or settlement of the RSUs, accrual or payment of Dividend Equivalent Rights, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant acknowledges that if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the settlement of the Participant’s RSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and the Participant hereby authorizes such sales by this authorization), (c) the Participant’s payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction. If Tax-Related Items are withheld in excess of the Participant’s actual tax liability, the Participant may seek a refund of any over-withheld amount in cash from the local tax authority and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s purchase of Shares that cannot be satisfied by the means previously described. Finally, the Participant acknowledges that the Company has no obligation to deliver Shares to the Participant until the Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section.
Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (a) above.

30.Compliance with Laws and Regulations.
c.The issuance of Shares pursuant to the RSU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Company’s Common Stock may be listed for trading at the time of such issuance.
d.The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Company’s Common Stock as to which such approval shall not have been obtained.
31.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.
32.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address on file with the Company. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
33.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the RSU.

34.Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
35.Excess Shares. If the Shares covered by this Agreement exceed, as of the date the RSU is granted, the number of Shares which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.
36.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company or the Employer (or any Parent or other Subsidiary employing or retaining the Participant) for any period of specific duration, or be interpreted as forming or amending an employment or service contract with the Company or the Employer (or any Parent or other Subsidiary employing or retaining the Participant), or interfere with or otherwise restrict in any way the rights of the Company or the Employer or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company or the Employer at any time for any reason, with or without cause.
37.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
38.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
39.Appendices. Notwithstanding any provisions in this Agreement, this Award shall be subject to the terms and conditions set forth in Appendix A and Appendix B to this Agreement. Moreover, if the Participant relocates between the countries included in Appendix B, the country-specific terms for the new country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Agreement.
40.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
41.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
42.Forfeiture and Clawback Provision. All benefits hereunder shall be subject to the provisions of any recoupment or clawback policy adopted by the Board or required by law.

In addition, the Board or Committee shall, in such circumstances as it deems appropriate, recoup or require forfeiture of any Covered Amounts in the event of (i) the Participant’s act or omission resulting in a violation of the Company’s Code of Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers or other Company policy, provided that such act or omission occurs following the effective date of the applicable Code or policy, or any amendment to such Code or policy; (ii) the adjustment of quarterly or annual financial statements (whether audited or unaudited) for any of the Company’s fiscal years ending coincident with or within the Vesting Schedule to correct one or more errors that are material to such financial statements; or (iii) a recommendation by the Company’s Board or Audit Committee as the result of any ongoing internal investigation.

The Covered Amounts subject to recoupment or forfeiture pursuant to the foregoing shall include the amounts received by the Participant pursuant to this Award under this Agreement, including (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon the receipt or settlement of any Award granted hereunder, or upon the receipt or resale of any Shares underlying the Award and (ii) any unvested or unsettled Award (A) in the case of any adjustment or restatement of the Company’s financial statements, during the three-year period preceding the date on which the Company determined, or if later first disclosed, that it is or will be preparing an adjustment or restatement; or (B) in the case of any fraud, misconduct, act or omission by the Participant, during the three-year period preceding the date of such fraud, misconduct, act or omission, as determined by the Board or a committee thereof.

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IF THE PARTICIPANT DOES NOT AGREE WITH THE TERMS OF THIS AGREEMENT AND THE PLAN, THE PARTICIPANT MUST REJECT THE RSUS VIA THE E*TRADE WEBSITE NO LATER THAN 30 DAYS FOLLOWING THE AWARD DATE; NON-REJECTION OF THE RSUS WILL CONSTITUTE THE PARTICIPANT’S ACCEPTANCE OF THE RSUS ON THE TERMS ON WHICH THEY ARE OFFERED, AS SET FORTH IN THIS AGREEMENT (INCLUDING THE APPENDICES HERETO) AND THE PLAN.

APPENDIX A
ADDITIONAL PROVISIONS FOR PARTICIPANTS LOCATED
OUTSIDE OF THE UNITED STATES

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

5.	Nature of the Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:

(n.)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement;

(o.)
the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded in the past;

(p.)	all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(q.)	the Participant’s participation in the Plan is voluntary;

(r.)	the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(s.)
the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

(t.)
unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

(u.)	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(v.)	if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease;

(w.)
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s Termination (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of this Award to which the Participant is otherwise not entitled, the Participant agrees not to institute any claim against the Company, or any Parent, Subsidiaries or Affiliates or the Employer;

(x.)
neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;

(y.)	the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan; and

(z.)	the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

6.
Language. The Participant acknowledges and agrees that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to enable him or her to understand the terms and conditions of this Agreement. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

7.
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, the broker’s country or the country in which the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company, as defined by the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a "need to know" basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities, where third parties include fellow employees. The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

8.
Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out of his or her participation in the Plan.